Financial News Release

CONTACTS:
Tom Liguori	Annie Leschin
Advanced Energy Industries, Inc.	Advanced Energy Industries, Inc.
970.407.6570	970.407.6555
Tom.liguori@aei.com	ir@aei.com

ADVANCED ENERGY ANNOUNCES SECOND QUARTER RESULTS

•	Revenue increased 15.3% sequentially

•	GAAP EPS from continuing operations was $0.68

•	Non-GAAP EPS from continuing operations was $0.73

•	Ended the quarter with $215.1 million in cash and marketable securities

Fort Collins, Colo., August 1, 2016 - Advanced Energy Industries, Inc. (Nasdaq: AEIS) today announced financial results for the second quarter ended June 30, 2016. The company reported second quarter sales of $118.8 million. Second quarter GAAP income from continuing operations was $27.3 million, or $0.68 per diluted share. Non-GAAP income from continuing operations was $29.2 million, or $0.73 per diluted share.
“The second quarter exceeded our expectations on the top and bottom line with record contributions from our Semiconductor and Service businesses and a rebound in our Industrial markets,” said Yuval Wasserman, president and CEO of Advanced Energy. “Our current performance is a direct result of the adoption of our recent design wins in next-generation 3D enabling technologies to volume production. With our advantageous financial model, we are progressing towards our aspirational goals.”
Second Quarter Results
Sales were $118.8 million compared with $103.0 million in the first quarter of 2016 and $108.7 million in the second quarter of 2015.

GAAP income from continuing operations, net of income taxes was $27.3 million or $0.68 per diluted share in the second quarter of 2016 compared to $20.2 million or $0.50 per diluted share in the first quarter, and $23.0 million or $0.56 per diluted share in the second quarter of 2015.
Non-GAAP income from continuing operations, net of income taxes was $29.2 million or $0.73 per diluted share in the second quarter of 2016 compared to $22.1 million or $0.55 per diluted share in the first quarter, and $24.4 million or $0.59 per diluted share in the same period last year. A reconciliation of non-GAAP measures is provided in the tables below.
The company ended the quarter with $215.1 million in cash and marketable securities.
Discontinued Operations
The company’s financial statements for all periods presented reflect results for the continuing precision power business, with the discontinued inverter business included in discontinued operations for both the balance sheet and income statement. Further financial detail regarding the amounts related to the discontinued inverter business are available in the company’s 2015 Annual Report on Form 10-K.
Third Quarter 2016 Guidance
Based on the company's current view, beliefs and assumptions, guidance for the third quarter of 2016 is within the following ranges:

Q3 2016
Revenues	$116M - $126M
GAAP operating margins from continuing operations	25% - 28%
GAAP EPS from continuing operations	$0.65 - $0.76
Non-GAAP operating margins from continuing operations	27% - 30%
Non-GAAP EPS from continuing operations	$0.70 - $0.80
Second Quarter 2016 Conference Call
Management will host a conference call tomorrow morning, Tuesday, August 2, 2016, at 8:30 a.m. Eastern Time to discuss Advanced Energy's financial results. Domestic callers may access this conference call by dialing

855-232-8958. International callers may access the call by dialing 315-625-6980. Participants will need to provide the operator with the Conference ID Number 49515744, which has been reserved for this call. For a replay of this teleconference, please call 855-859-2056 or 404-537-3406 and enter Conference ID Number 49515744. The replay will be available for one week following the conference call. A webcast will also be available on the company’s Investor Relations web page at http://ir.advanced-energy.com.
About Advanced Energy
Advanced Energy (Nasdaq: AEIS) is a global leader in innovative power and control technologies for high-growth, precision power solutions for thin films processes and industrial applications. Advanced Energy is headquartered in Fort Collins, Colorado, with dedicated support and service locations around the world. For more information, go to www.advanced-energy.com.
Non-GAAP Measures
This release includes GAAP and non-GAAP income and per-share earnings data and other GAAP and non-GAAP financial information. Advanced Energy’s non-GAAP measures exclude the impact of non-cash related charges such as stock based compensation, amortization of intangible assets and restructuring costs, as well as acquisition related costs and other non-recurring items. For the third quarter ending September 30, 2016 guidance, the company expects stock based compensation of $1.2 million and amortization of intangibles of $1.1 million. The non-GAAP measures included in this release are not in accordance with, or an alternative for, similar measures calculated under generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Advanced Energy believes that these non-GAAP measures provide useful information to management to evaluate business performance without the impacts of certain non-cash charges and other charges which are not part of the company’s usual operations. The company uses these non-GAAP measures to assess performance against business objectives, make business decisions, develop budgets, forecast future periods, assess trends and evaluate financial impacts of various scenarios. In addition, management's incentive plans include these non-GAAP measures as criteria for achievements. Additionally, the company believes that these non-GAAP measures, in combination with its financial results calculated in accordance with GAAP, provide investors with additional perspective. While some of the excluded items may be incurred and reflected in the company’s GAAP financial results in the foreseeable future, the company believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred. The use of non-GAAP measures has limitations in that such measures do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP, and these measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures. Please refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Forward-Looking Statements
The company’s guidance with respect to anticipated financial results for the third quarter ending September 30, 2016, expectations regarding future market trends and the company’s future performance within specific markets and other statements that are not historical information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: (a) the effects of global macroeconomic conditions upon demand for our products and services; (b) the volatility and cyclicality of the industries the company serves, particularly the semiconductor industry; (c) delays in capital spending by end-users in our served markets; (d) the accuracy of the company’s estimates related to fulfilling solar inverter product warranty and post-warranty obligations; (e) the company’s ability to realize its plan to avoid additional costs after the solar inverter wind-down; (f) the accuracy of the company's assumptions on which its financial statement projections are based; (g) the impact of price changes, which may result from a variety of factors; (h) the timing of orders received from customers; (i) the company’s ability to realize benefits from cost improvement efforts including avoided costs, restructuring plans and inorganic growth; (j) the company’s ability to obtain in a timely manner the materials necessary to manufacture its products; and (k) unanticipated changes to management's estimates, reserves or allowances. These and other risks are described in Advanced Energy's Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission (the “SEC”). These reports and statements are available on the SEC's website at www.sec.gov. Copies may also be obtained from Advanced Energy's investor relations page at http://ir.advanced-energy.com or by contacting Advanced Energy's investor relations at 970-407-6555. Forward-looking statements are made and based on information available to the company on the date of this press release. Aspirational goals and targets discussed on the conference call or in the presentation materials should not be interpreted in any respect as guidance. The company assumes no obligation to update the information in this press release.

ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2016	2015	2016	2016	2015

Sales:
Product	$100,752	$91,424	$86,293	$187,045	$185,032
Service	18,013	17,230	16,751	34,764	33,132
Total sales	118,765	108,654	103,044	221,809	218,164
Cost of sales:
Product	47,334	43,778	40,815	88,149	86,070
Service	9,385	8,327	8,769	18,154	16,446
Total cost of sales	56,719	52,105	49,584	106,303	102,516
Gross profit	62,046	56,549	53,460	115,506	115,648
	52.2%	52.0%	51.9%	52.1%	53.0%
Operating expenses:
Research and development	11,266	9,984	10,765	22,031	19,744
Selling, general and administrative	19,377	16,684	18,016	37,393	33,391
Amortization of intangible assets	1,074	1,102	1,058	2,132	2,200
Restructuring benefit	—	—	—	—	(2)
Total operating expenses	31,717	27,770	29,839	61,556	55,333
Operating Income	30,329	28,779	23,621	53,950	60,315
Other income, net	836	301	357	1,193	1,169
Income from continuing operations before income taxes	31,165	29,080	23,978	55,143	61,484
Provision for income taxes	3,911	6,056	3,758	7,669	12,805
Income from continuing operations, net of income taxes	27,254	23,024	20,220	47,474	48,679
Income (loss) from discontinued operations, net of income taxes	3,277	(255,483)	2,061	5,338	(259,862)
Net income (loss)	$30,531	$(232,459)	$22,281	$52,812	$(211,183)

Basic weighted-average common shares outstanding	39,672	40,946	39,814	39,750	40,843
Diluted weighted-average common shares outstanding	39,969	41,253	40,100	40,046	41,192

Earnings per share:

Continuing operations:
Basic earnings per share	$0.69	$0.56	$0.51	$1.19	$1.19
Diluted earnings per share	$0.68	$0.56	$0.50	$1.19	$1.18

Discontinued operations:
Basic earnings (loss) per share	$0.08	$(6.24)	$0.05	$0.13	$(6.36)
Diluted earnings (loss) per share	$0.08	$(6.24)	$0.05	$0.13	$(6.36)

Net income:
Basic earnings (loss) per share	$0.77	$(5.68)	$0.56	$1.33	$(5.17)
Diluted earnings (loss) per share	$0.76	$(5.68)	$0.56	$1.32	$(5.17)

ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2016	2015
ASSETS	Unaudited

Current assets:
Cash and cash equivalents	$209,273	$158,443
Marketable securities	5,784	11,986
Accounts receivable, net	66,162	54,959
Inventories, net	57,227	52,573
Deferred income tax assets	6,027	6,004
Income taxes receivable	1,875	9,040
Other current assets	8,978	7,868
Current assets of discontinued operations	31,517	41,902
Total current assets	386,843	342,775

Property and equipment, net	11,167	9,645

Deposits and other	1,678	1,729
Goodwill and intangibles, net	74,750	76,870
Deferred income tax assets	30,231	30,398
Non-current assets of discontinued operations	285	1,271
Total assets	$504,954	$462,688

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$36,951	$27,246
Other accrued expenses	36,807	40,357
Current liabilities of discontinued operations	24,910	36,481
Total current liabilities	98,668	104,084

Non-current liabilities of continuing operations	64,370	67,722
Non-current liabilities of discontinued operations	20,104	27,302
Long-term liabilities	84,474	95,024

Total liabilities	183,142	199,108

Stockholders' equity	321,812	263,580
Total liabilities and stockholders' equity	$504,954	$462,688

December 31, 2015 amounts are derived from the December 31, 2015 audited Consolidated Financial Statements.

ADVANCED ENERGY INDUSTRIES, INC.
SELECTED OTHER DATA (UNAUDITED)
(in thousands)

Reconciliation of Non-GAAP measure - operating expenses and operating income, excluding certain items	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2016	2015	2016	2016	2015

Gross Profit from continuing operations, as reported	$62,046	$56,549	$53,460	$115,506	$115,648
Operating expenses from continuing operations, as reported	31,717	27,770	29,839	61,556	55,333
Adjustments:
Restructuring charges	—	—	—	—	2
Stock-based compensation	(1,569)	(693)	(1,429)	(2,998)	(1,180)
Amortization of intangible assets	(1,074)	(1,102)	(1,058)	(2,132)	(2,200)
Non-GAAP operating expenses from continuing operations	29,074	25,975	27,352	56,426	51,955
Non-GAAP operating income from continuing operations	$32,972	$30,574	$26,108	$59,080	$63,693

Reconciliation of Non-GAAP measure - income excluding certain items	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2016	2015	2016	2016	2015

Income from continuing operations, net of income taxes, as reported	$27,254	$23,024	$20,220	$47,474	$48,679
Adjustments:
Restructuring charges	—	—	—	—	(2)
Stock-based compensation	1,569	693	1,429	2,998	1,180
Amortization of intangible assets	1,074	1,102	1,058	2,132	2,200
Tax effect of Non-GAAP adjustments	(711)	(375)	(655)	(1,366)	(673)
Non-GAAP income from continuing operations, net of income taxes	$29,186	$24,444	$22,052	$51,238	$51,384

Reconciliation of Non-GAAP measure - per share earnings excluding certain items	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2016	2015	2016	2016	2015

Diluted earnings per share from continuing operations, as reported	$0.68	$0.56	$0.50	$1.19	$1.18
Add back:
per share impact of Non-GAAP adjustments, net of tax	0.05	0.03	0.05	0.09	0.07
Non-GAAP per share earnings from continuing operations	$0.73	$0.59	$0.55	$1.28	$1.25

Reconciliation of Q3 2016 Guidance
	Low End	High End

Revenue	$116 million	$126 million

Reconciliation of Non-GAAP operating margin
GAAP operating margin	25%	28%
Stock-based compensation	1%	1%
Amortization of intangible assets	1%	1%
Non-GAAP operating margin	27%	30%

Reconciliation of Non-GAAP earnings per share
GAAP earnings per share	$0.65	$0.76
Stock-based compensation	0.03	0.03
Amortization of intangible assets	0.03	0.03
Tax effects of excluded items	(0.01)	(0.02)
Non-GAAP earnings per share	$0.70	$0.80